Exhibit 32

CERTIFICATION

This Report on Form 10-Q of The Community Financial Corporation (the “Company”) for the quarter ended June 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 4, 2014	By:	/s/ William J. Pasenelli
William J. Pasenelli
President and Chief Executive Officer

Date: August 4, 2014	By:	/s/ Todd L. Capitani
Todd L. Capitani
Chief Financial Officer